REVISED ATTACHMENT 1

To Revised Schedule A of the Investment Management Agreement, dated December 2, 2004, by and between USAllianz Advisers, LLC (now Allianz Investment Management
LLC) and USAllianz Variable Insurance Products Fund of Funds Trust (now Allianz Variable Insurance Products Fund of Funds Trust).

FEES PAYABLE TO THE MANAGER PURSUANT TO REVISED SCHEDULE A TO THE INVESTMENT MANAGEMENT AGREEMENT SHALL BE CALCULATED AT THE FOLLOWING ANNUAL RATES EFFECTIVE THROUGH APRIL 30, 2010.



AZL Fusion Balanced Fund......................0.15%
AZL Fusion Conservative Fund..................0.15%
AZL Fusion Growth Fund........................0.15%
AZL Fusion Moderate Fund......................0.15%




 Allianz Variable Insurance Products Fund of Funds Trust

 By:   /s/ Brian Muench
      _______________________________
 Name:  Brian Muench
 Title: Vice President

 Allianz Investment Management LLC

 By:   /s/ Jeffrey Kletti
      _______________________________
 Name:  Jeffrey Kletti
 Title: Vice President

                                                            Updated:  10/26/2009